August 28, 2020

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Attention: Brock Hill

Re: PIMCO Funds Custody and Investment Accounting Agreement dated January 1, 2000

Ladies and Gentlemen:

Reference is made to the above Custody and Investment Accounting Agreement between us dated as of January 1, 2000 (as amended, modified or supplemented from time to time, the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Additions:

PIMCO Funds

PIMCO ESG Income Fund

In accordance with Section 11M of the Agreement, the undersigned investment management company hereby requests that State Street Bank and Trust Company (“State Street”) act as custodian and investment accounting and recordkeeping agent for it and that it becomes a Fund under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in the Agreement. A current Schedule A to the Agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PIMCO FUNDS

PIMCO ESG Income Fund

By:	/s/ Eric Johnson

Name: Eric Johnson

Title: President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

Name:	Andrew Erickson

Title:	Executive Vice President

Effective Date: August 28, 2020

Schedule A

TO

Custody and Investment Accounting Agreement

Dated 01/01/2000

(Updated as of August 28, 2020)

List of Funds of PIMCO Funds

Fund	PIMCO Account #	State Street Account #

PIMCO All Asset All Authority Fund	791	PX2A

PIMCO All Asset Fund	736	PC2Y

PIMCO All Asset: Multi-Real Fund	16202	PG3G

PIMCO All Asset: Multi-RAE PLUS Fund	16200	PG3E

PIMCO All Asset: Multi-Short PLUS Fund	16201	PG3F

PIMCO California Intermediate Municipal Bond Fund	743	PC2D

PIMCO California Municipal Bond Fund	4175	PP2A

PIMCO California Short Duration Municipal Income Fund	773	PX2Q

PIMCO Climate Bond Fund	4761	PP4D

PIMCO CommoditiesPLUS® Strategy Fund	4702	PP1J

PIMCO CommodityRealReturn Strategy Fund®	731	PC2X

PIMCO Credit Opportunities Bond Fund	4081	PP1X

PIMCO Diversified Income Fund	744	PX2D

PIMCO Dynamic Bond Fund	748	PPF3

PIMCO Emerging Markets Local Currency and Bond Fund	739	PX2X

PIMCO Emerging Markets Bond Fund	771	PC2J

PIMCO Emerging Markets Corporate Bond Fund	709	PP1A

PIMCO Emerging Markets Currency and Short-Term Investments Fund	708	PX2L

PIMCO Emerging Markets Full Spectrum Bond Fund	3719	PP2G

PIMCO ESG Income Fund	14756	PP4E

PIMCO Extended Duration Fund	738	PX2V

PIMCO Global Advantage® Strategy Bond Fund	749	PPF4

PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)	785	PC2A

PIMCO Global Bond Opportunities Fund (Unhedged)	775	PC1M

PIMCO Global Core Asset Allocation Fund	758	PX3A

PIMCO GNMA and Government Securities Fund	721	PC2I

PIMCO Government Money Market Fund	799	PPF6

PIMCO Gurtin California Municipal Intermediate Value Fund	15050	PX4E5

PIMCO Gurtin California Municipal Opportunistic Value Fund	15051	PX4F5

PIMCO Gurtin National Municipal Intermediate Value Fund	15052	PX4G5

PIMCO Gurtin National Municipal Opportunistic Value Fund	15053	PX4H5

PIMCO High Yield Fund	705	PC1L

PIMCO High Yield Municipal Bond Fund	763	PX2P

PIMCO High Yield Spectrum Fund	4720	PP1P

PIMCO Income Fund	766	PX2C

PIMCO Inflation Response Multi-Asset Fund	4082	PP1Y

PIMCO International Bond Fund (U.S. Dollar-Hedged)	770	PC1N

PIMCO International Bond Fund (Unhedged)	719	PX2N

PIMCO Investment Grade Credit Bond Fund	707	PC2R

PIMCO Long Duration Total Return Fund	713	PX2U

PIMCO Long-Term Credit Bond Fund	769	PPF9

PIMCO Long-Term Real Return Fund	793	PC2V

PIMCO Long-Term U.S. Government Fund	710	PC1F

PIMCO Low Duration Fund	720	PC1D

PIMCO Low Duration Fund II	750	PC1I

PIMCO Low Duration ESG Fund	723	PC2D

PIMCO Low Duration Income Fund	724	PX2B

PIMCO Moderate Duration Fund	745	PC2E

PIMCO Mortgage Opportunities and Bond Fund	3938	PP2K

PIMCO Mortgage-Backed Securities Fund	701	PC2H

PIMCO Multi-Strategy Alternative Fund	14858	PX3G

PIMCO Municipal Bond Fund	703	PC2L

PIMCO National Intermediate Municipal Bond Fund	4176	PP2B

PIMCO New York Municipal Bond Fund	753	PC2P

PIMCO Preferred and Capital Securities Fund	10706	PP2I

PIMCO RAE Fundamental Advantage PLUS Fund	4716	PPF2

PIMCO RAE PLUS EMG Fund	4718	PPF5

PIMCO RAE PLUS Fund	729	PX2H

PIMCO RAE PLUS International Fund	4197	PP1W

PIMCO RAE PLUS Small Fund	4196	PP1S

PIMCO RAE Worldwide Long/Short PLUS Fund	4325	PP2Q

PIMCO Real Return Fund	795	PC2F

PIMCO RealEstateRealReturn Strategy Fund	788	PX2R

PIMCO Senior Floating Rate Fund	4080	PP1Q

PIMCO Short Asset Investment Fund	6740	PP1Z

PIMCO Short Duration Municipal Income Fund	733	PC2N

PIMCO Short-Term Fund	740	PC1B

PIMCO StocksPLUS® Fund	715	PC1G

PIMCO StocksPLUS® International Fund (Unhedged)	774	PX2W

PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	786	PX2I

PIMCO StocksPLUS® Long Duration Fund	711	PX2M

PIMCO StocksPLUS® Absolute Return Fund	734	PC2Z

PIMCO StocksPLUS® Short Fund	726	PX2S

PIMCO StocksPLUS® Small Fund	751	PX2O

PIMCO Strategic Bond Fund	777	PPF8

PIMCO Total Return Fund	700	PC1E

PIMCO Total Return Fund II	735	FA1B

PIMCO Total Return ESG Fund	790	PC1H

PIMCO Total Return Fund IV	7700	PP1R

PIMCO TRENDS Managed Futures Strategy Fund	10789	PP2H

List of Funds of PIMCO Funds (Private Account Portfolio Series)

Fund	PIMCO Account #	State Street Account #

PIMCO ABS and Short-Term Investments Portfolio	732	PC3Q

PIMCO EM Bond and Short-Term Investments Portfolio	781	PC2G

PIMCO High Yield and Short-Term Investments Portfolio	706	PC3H

PIMCO International Portfolio	780	PC1O

PIMCO Investment Grade Credit Bond Portfolio	702	PC3N

PIMCO Long Duration Credit Bond Portfolio	759	PPA5

PIMCO Low Duration Portfolio	4052	PC3U

PIMCO Moderate Duration Portfolio	4053	PC3V

PIMCO Mortgage and Short-Term Investments Portfolio	722	PC3F

PIMCO Municipal Portfolio	704	PC3O

PIMCO Real Return Portfolio	792	PC3M

PIMCO Short Asset Portfolio	3346	PG3L

PIMCO Short-Term Floating NAV Portfolio II	776	PC3S

PIMCO Short-Term Floating NAV Portfolio III	3376	PG3A

PIMCO Short-Term Portfolio	742	PC3A

PIMCO U.S. Government and Short-Term Investments Portfolio	712	PC3D

List of Funds of PIMCO Equity Series

Fund	PIMCO Account #	State Street Account #

PIMCO Dividend and Income Fund	4121	PPEN

PIMCO EqS® Long/Short™ Fund	4975	PPEO

PIMCO RAE Emerging Markets Fund	15662	PPES

PIMCO RAE Global Fund	15664	PPEU

PIMCO RAE Global ex-US Fund	15665	PPAG

PIMCO RAE International Fund	15663	PPEW

PIMCO RAE US Fund	15661	PPAB

PIMCO RAE US Small Fund	15666	PPEY

PIMCO REALPATH® Blend Income Fund	4330	PPEI

PIMCO REALPATH® Blend 2020 Fund	4331	PPE1

PIMCO REALPATH® Blend 2025 Fund	4332	PPE2

PIMCO REALPATH® Blend 2030 Fund	4333	PPE3

PIMCO REALPATH® Blend 2035 Fund	4334	PPE4

PIMCO REALPATH® Blend 2040 Fund	4335	PPE5

PIMCO REALPATH® Blend 2045 Fund	4336	PPE6

PIMCO REALPATH® Blend 2050 Fund	4337	PPE7

PIMCO REALPATH® Blend 2055 Fund	4338	PPE8

PIMCO REALPATH® Blend 2060 Fund	4339	PPE0

List of PIMCO Interval Funds

Fund	PIMCO Account #	State Street Account #

PIMCO Flexible Credit Income Fund	13648	PPAX

PIMCO Flexible Municipal Income Fund	14751	PX4A

List of PIMCO Closed End Funds

PIMCO Energy and Tactical Credit Opportunities Fund	4362	PX5A